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                                                                 EXHIBIT 10.10b

                               THIRD AMENDMENT TO
                                LEASE AGREEMENT

        This THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") is executed as of the 8th day of January, 1996 (the "Amendment Date") by and between HMS Office, L.P., a Delaware limited partnership ("Landlord") and Bank United of Texas FSB ("Tenant").

                                   RECITALS:

        1. Tenant's predecessor in interest, United Savings Associated of Texas FSB entered into that certain Office Building Lease (the "Original Lease") dated as of April 1, 1989 with Landlord's predecessor in interest, Homart Development Co., for certain premises in the office building known as Phoenix Tower (the "Building"). The Original Lease has previously been amended by a First Amendment dated as of January 31, 1990 and by a Second Amendment dated as of November 14, 1994 (the Original Lease, as so amended, is called herein the "Lease").

        2. Landlord and Tenant are, respectively, the current owners of the interest of the Landlord and Tenant under the Lease.

        3. All capitalized terms that are used but not defined in this Third Amendment shall have the meanings given to them in the Lease.

        4. Tenant has requested an expansion of Tenant's Premises and Landlord has agreed to such expansion, subject to and in consideration of the terms and conditions of this Third Amendment.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration to each party, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows;

        1. Incorporation of Recitals. The Recitals to this Third Amendment are hereby incorporated into this Third Amendment and made a part hereof.

        2. Expansion Premises. Commencing on January 1, 1996 (the "Expansion Premises Commencement Date"), Landlord shall lease to Tenant and Tenant shall lease from Landlord the 1,108 stipulated square feet of rentable area on Level
9 of the Building identified as Suite 960 on Exhibit A attached hereto (the "Expansion Premises").
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        3.   As Is. Tenant accepts the Expansion Premises in their existing "as is" condition, with all faults. Landlord makes no representation or warranty whatsoever with respect to the condition of the Expansion Premises or their suitability for Tenant's purposes. Landlord is not required to perform any demolition or construction work or provide any allowances or other monetary contribution to readying the Expansion Premises for Tenant's occupancy. Tenant shall be solely responsible for readying the Expansion Premises for Tenant's occupancy and use. Landlord shall have the right to approve any construction plans for work desired by Tenant, as well as the contractors and subcontractors that will perform construction work, prior to the commencement of construction. All of Tenant's contractors and subcontractors shall abide by Landlord's rules and regulations of the Building pertaining to tenant contractors. Without limiting Tenant's other obligations with respect to its initial occupancy of the Expansion Premises, Tenant shall install Tenant's card-reader at the entrance to the Expansion Premises.

        4. Term. The term of the lease for the Expansion Premises shall commence on the Expansion Premises Commencement Date and shall end with the expiration or earlier termination of the Lease.

        5. Rent. The Base Rent for the Expansion Premises shall be $13.00 per square foot of rentable area of the Expansion Premises per lease year of the Term commencing on the Expansion Premises Commencement Date, regardless of when the Expansion Premises will be ready for Tenant's occupancy.

        6. Expense Stop. For the Expansion Premises only, without affecting that applicable to the remainder of the Premises, the expense stop for purposes of calculating Tenant's Excess Operating Costs for the Expansion Premises shall be $7.00 per square foot of rentable area of the Expansion Premises.

        7. Rental Abatement. Provided no Event of Default by Tenant then exists, Tenant shall receive an abatement of Base Rent through March 31, 1996.

        8. Total Premises. Upon the addition of the Expansion Premises on the Expansion Premises Commencement Date, the Premises shall be 175,556 stipulated square feet of rentable area.

        9. No Additional Parking. Tenant's number of parking spaces is not changed by this Third Amendment.

        10. No Tenant Brokers. Tenant has not engaged a broker in connection with this transaction. Landlord has not engaged any broker in connection with this transaction except for Landlord representative for the Building, Hines Interests Limited Partnership. Each of Landlord and Tenant shall indemnify, defend and hold harmless the other against any claim brought by any broker or agent claiming by, through or under the indemnifying party.





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        11.     Full Force and Effect. Except as expressly amended hereby, the
Lease is unchanged and remains in full force and effect and is ratified by each of Landlord and Tenant. Any further amendment or modification of the Lease shall only be effective if embodied in a written agreement executed by both parties.

        EXECUTED to be effective as of the Amendment Date.

                                        LANDLORD:

                                        HMS OFFICE, L.P.

                                        By:  Hines Office Company, L.L.C.

                                             By:        /s/ TOM OWENS
                                                    --------------------------
                                             Name:      Tom Owens, Manager
                                                    --------------------------
                                             Title:
                                                    --------------------------


                                        TENANT:

                                        BANK UNITED OF TEXAS FSB

                                             By:       /s/ John Grzywa
                                                    --------------------------
                                             Name:     JOHN F. GRZYWA
                                                    --------------------------
                                             Title:    Senior Vice President
                                                    --------------------------


ATTACHMENTS

Exhibit A - Level 9 Floor Plan showing Expansion Premises (Suite 960)


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Phoenix Tower

Level 9

31,627  S.F. NRA
26,557  S.F. NUA
1.18  FACTOR
1.21  FACTOR

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